UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

300 Third Street, Cambridge, MA		02142

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

     On May 13, 2005, the Board of Directors of Alnylam Pharmaceuticals, Inc. (“Alnylam”) granted to Phillip A. Sharp, Ph.D., a member of the Board of Directors of Alnylam, a nonstatutory stock option to purchase up to 100,000 shares of common stock of Alnylam at an exercise price of $7.77 per share under its 2004 Stock Incentive Plan. The option vests as to 25% of the original number of shares on the first anniversary of the date of grant and as to an additional 6.25% of the original number of shares at the end of each successive three-month period following the first anniversary of the date of grant until the fourth anniversary of the date of grant, provided that Dr. Sharp continues to serve as a member of the Board of Directors of Alnylam at such time.

     Alnylam has previously filed a form of nonstatutory stock option agreement that Alnylam uses under its 2004 Stock Incentive Plan with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: May 17, 2005	By:	/s/ John M. Maraganore, Ph.D.
John M. Maraganore, Ph.D.
President and Chief Executive Officer